L. Philipp Wall, M.D., P.C. and
Arizona Center for Minimally Invasive Surgery, LLC
Unaudited Combined Financial Statements
As of June 30, 2016 and December 31, 2015, and
for the Six Months Ended June 30, 2016 and 2015

CONTENTS

Page

Combined Balance Sheets        1

Combined Statements of Operations        2

Combined Statements of Changes in Equity        3

Combined Statements of Cash Flows        4

Notes to Combined Financial Statements        5

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC
COMBINED BALANCE SHEETS

JUNE 30, 2016 AND DECEMBER 31, 2015

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$ 1,671,466	$ 1,978,664
Accounts receivable, net	6,144,498	7,186,308
Inventories	150,196	125,982
Due from related parties	1,259,651	925,791
Prepaid expenses and other current assets	192,825	138,348
Total current assets	9,418,636	10,355,093

Property and equipment, net	2,482,845	2,635,892
Other assets	29,456	60,000

TOTAL ASSETS	$ 11,930,937	$ 13,050,985

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$ 826,330	$ 1,175,893
Credit card payable	57,150	124,128
Accrued expenses	391,521	450,790
Due to related parties	1,606,823	1,109,113
Current portion of capital lease obligation	55,610	64,848
Current portion of long-term debt	638,805	595,212
Total current liabilities	3,576,239	3,519,984

Deferred leases	40,509	0
Capital lease obligation, net of current portion	48,705	72,648
Long-term debt, net of current portion	1,474,890	1,797,206
Total liabilities	5,140,343	5,389,838

Commitments and contingencies	0	0

Equity
Common stock; no par value, 100,000 shares authorized;
500 shares issued and outstanding	1,000	1,000
Accumulated deficit	(594,677)	(852,952)
Member’s equity	7,384,271	8,513,099
Total equity	6,790,594	7,661,147

TOTAL LIABILITIES AND EQUITY	$ 11,930,937	$ 13,050,985

The accompanying notes are an integral part of the interim unaudited combined financial statements

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC
COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

	2016	2015
	(Unaudited)	(Unaudited)

Patient service revenue	$7,711,669	$7,832,100
Less: provision for doubtful accounts	(165,468)	(403,790)
Net patient service revenue	7,546,201	7,428,310

Operating expenses
Facilities expense	774,920	494,905
Salaries, wages and benefits	2,469,085	2,435,620
Medical supplies	735,737	621,337
General and administrative	3,443,785	1,980,986
Depreciation and amortization	193,439	465,870
Total operating expenses	7,616,966	5,998,718

Income (loss) from operations	(70,765)	1,429,592

Other income (expense)
Interest expense	(65,438)	(73,684)
Other income	30,050	105,250
Total other income (expense), net	(35,388)	31,566

NET INCOME (LOSS)	$(106,153)	$1,461,158

The accompanying notes are an integral part of the interim unaudited combined fianancial statements

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC
COMBINED STATEMENTS OF CHANGES IN EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

	Common	Accumulated	Member’s	Total
	Stock	Deficit	Equity	Equity
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

BALANCE AT
JANUARY 1, 2015	$1,000	$25,269	$3,498,865	$3,525,134

Contributions	0	105	437,062	437,167

Distributions	0	(103,237)	(1,250,367)	(1,353,604)

Net income (loss)	0	(105,798)	1,566,956	1,461,158

BALANCE AT
JUNE 30, 2015	$1,000	$(183,661)	$4,252,516	$4,069,855

BALANCE AT
DECEMBER 31, 2015	$1,000	$(852,952)	$8,513,099	$7,661,147

Contributions	0	300,162	1,403	301,565

Distributions	0	(44,326)	(1,021,639)	(1,065,965)

Net income (loss)	0	2,439	(108,592)	(106,153)

BALANCE AT
JUNE 30, 2016	$1,000	$(594,677)	$7,384,271	$6,790,594

The accompanying notes are an integral part of the interim unaudited combined fianancial statements

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC
COMBINED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

	2016	2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income (loss)	$ (106,153)	$ 1,461,158
Adjustments to reconcile net income (loss) to net cash from
operating activities:
Depreciation and amortization	193,439	465,870
Provision for doubtful accounts and contractual allowances	405,136	4,935,902
Changes in operating assets and liabilities:
Accounts receivable	636,674	(4,413,060)
Inventories	(24,214)	0
Due from related parties	(333,860)	(377,294)
Prepaid expenses and other current assets	(54,477)	(28,196)
Other assets	30,544	0
Accounts payable	(349,563)	162,617
Credit card payable	(66,978)	(23,893)
Accrued expenses	(59,269)	126,424
Due to related parties	497,710	240,236
Deferred leases	40,509	0
Net cash from operating activities	809,498	2,549,764

Cash flows from investing activities
Purchases of property and equipment	(40,392)	(860,313)

Cash flows from financing activities
Proceeds from long-term debt	670,000	0
Principal payments on long-term debt	(948,723)	(221,351)
Principal payments on capital lease obligation	(33,181)	(30,296)
Contributions	301,565	437,167
Distributions	(1,065,965)	(1,353,604)
Net cash from financing activities	(1,076,304)	(1,168,084)

Net change in cash and cash equivalents	(307,198)	521,367

Cash and cash equivalents, beginning of period	1,978,664	952,279

Cash and cash equivalents, end of period	$ 1,671,466	$ 1,473,646
Cash and cash equivalents, end of period
Supplemental cash flow information:
Interest paid	$ 65,438	$ 73,684
Noncash investing and financing transactions
Acquisition of property and equipment financed through
long-term debt	$—	$695,005

The accompanying notes are an integral part of the interim unaudited combined fianancial statements

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2016 AND DECEMBER 31, 2015

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

L. Philipp Wall, M.D., P.C., an Arizona S corporation, was formed on December 17, 2007. Arizona Vein & Vascular Center, LLC (AZVVC), an Arizona limited liability company, was formed on January 29, 2010 and is a wholly-owned subsidiary of L. Philipp Wall, M.D., P.C. Arizona Center for Minimally Invasive Surgery (AZCMIS), an Arizona limited liability company was formed on June 9, 2011. L. Philipp Wall, M.D., P.C., AZVVC and AZCMIS (hereinafter collectively, the “Company”) is Arizona’s leading vein clinic and podiatry center. As of June 30, 2016, the Company operates five clinics and four ambulatory surgery center located throughout the state of Arizona.

Principles of Combination – These combined financial statements include, L. Philipp Wall, M.D., P.C., AZVVC and AZCMIS. The financial statements of the Company are combined due to common ownership and control. All significant intercompany accounts and transactions have been eliminated upon combination.

Basis of Presentation – The accompanying unaudited combined financial statements of the Company as of June 30, 2016, and for the six months ended June 30, 2016 and 2015 included herein have been prepared, without audit. Certain information and disclosures normally included in the combined financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) have been condensed or omitted, although the Company believes that the following disclosures are adequate to make the information presented not misleading. These unaudited combined financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the results of operations for the interim period presented. All adjustments are of a normal nature. The results of operations for the six months ended June 30, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016. These unaudited combined financial statements should be read in conjunction with the Company’s combined financial statements as of and for the year ended December 31, 2015.

Use of Estimates – The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Significant estimates include, but are not limited to, revenue recognition, collectability of accounts receivable, determining the useful lives of property and equipment used in depreciation. Management believes these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements.

Revenue Recognition – Revenues consists primarily of net patient revenues, which are based on the Company’s established billing rates (i.e. gross charges) less allowances and discounts, principally for patients covered under contractual programs with private insurance companies. Revenue is recognized when services are rendered to patients. Charges for all services provided to insured patients are initially billed and processed by the patients’ insurance provider. The Company has agreements with insurance companies that provide for payments to the Company at amounts different from its established rates or as determined by the patient’s out of network benefits. Differences between established rates and those set by insurance programs are recorded as adjustments directly to patient service revenue. Amounts not covered by the insurance companies are billed to the patients. Estimated uncollectible amounts from insured patients are recorded as bad debt expense in the period the services are provided. Collection of payment for services provided to patients without insurance coverage is done at the time of service.

(5)

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2016 AND DECEMBER 31, 2015

Net patient service revenue by major payor source for the six months ended June 30 were as follows:

	2016	2015
	(Unaudited)	(Unaudited)

Commercial	$ 5,078,560	$ 5,029,443
Medicare	1,199,445	1,177,638
Other	1,433,664	1,625,019
Patient service revenue	7,711,669	7,832,100
Less: provision for doubtful accounts	(165,468)	(403,790)

Net patient service revenue	$ 7,546,201	$ 7,428,310

The Company receives payments from third-party payors that have contracts with the Company. Four major third-party payors accounted for approximately 70% and 63% of patient service revenue for the six months ended June 31, 2016 and 2015, respectively. These same payors also accounted for approximately 61% and 66% of accounts receivable as of June 30, 2016 and December 31, 2015, respectively. The following table sets forth the percentage of patient service revenue earned by major payor source for the six months ended June 30:

	2016	2015
	(Unaudited)	(Unaudited)

Payor:
United HealthCare	29%	11%
Blue Cross Blue Sheild	21%	21%
Aetna	13%	4%
Cigna	9%	8%
Other	21%	29%
Medicare	7%	27%

Totals	100.0%	100.0%

Cash and Cash Equivalents – The Company considers cash on hand, cash in banks and all highly liquid instruments having an original maturity date of three months or less to be cash and cash equivalents.

Accounts Receivable – Accounts receivable represent net receivables for services provided to patients. The Company provides for an allowance against accounts receivable that could become uncollectible by establishing an allowance to reduce the carrying value of such receivables to their estimated net realizable value. Generally, the Company estimates this allowance based on the aging of the accounts receivable, historical collection experience, and other relevant factors.

A significant portion of the provision for doubtful accounts relates to self-pay patients, as well as co-pays and deductibles owed by patients with insurance. There are various factors that can impact collection trends, such as changes in the economy, which in turn have an impact on unemployment rates and the number of uninsured and underinsured patients, the volume of patients, the increased burden of co-pays and deductibles to be made by patients with insurance, and business practices related to collection efforts.

(6)

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2016 AND DECEMBER 31, 2015

These factors continuously change and can have an impact on collection trends and estimation processes. Allowance for doubtful accounts and contractual adjustments amounted to $55,992,173 and $51,779,957 at June 30, 2016 and December 31, 2015, respectively.

Inventories – Inventories are carried at the lower of cost or market value using the average cost method and consists of standard set of medical supplies held in stock at all clinics.

Property and Equipment – Property and equipment are stated at cost less accumulated depreciation, which is provided using the straight-line method over the estimated useful lives of the individual assets ranging from one to twenty-four years. Significant improvements and betterments are capitalized if they extend the useful life of the asset. Leasehold improvements are depreciated over the shorter of their estimated useful lives or the life of the lease plus anticipated extensions. Disposals are removed at cost less accumulated depreciation and any resulting gain or loss is included in other income (expense) in the combined statements of operations.

Impairment of Long-Lived Assets – Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of the asset exceeds its estimated undiscounted net cash flow, excluding interest, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value.

Income Taxes – No provision for federal income taxes is recorded in the financial statements since L. Philipp Wall, M.D., P.C., AZVCC and AZCMIS are pass-through entities for federal income tax purposes and is not subject to federal taxes on its income. The sole member will be required to report its proportionate share of the items of income and deduction of the Company on his individual tax return.

Uncertain tax positions are recognized in the financial statements only if that position is more-likely-than-not of being sustained upon examination by taxing authorities, based on the technical merits of the position. For the six months ended June 30, 2016 and 2015, the Company did not recognize any interest or penalty expense related to uncertain tax positions or income taxes.

Advertising Cost – The Company expenses advertising costs as they are incurred. Advertising expense amounted to $760,987 and $614,194 for the six months ended June 30, 2016 and 2015, respectively, and is included in general and administrative expenses in the combined statements of operations.

Fair Value of Financial Instruments – The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values due to their relatively short maturities. At June 30, 2016 and December 31, 2015, the carrying value of the Company’s long-term debt and capital lease obligations were based on the current interest rates and approximates their fair values.

Concentration of Credit Risk – Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. At times, the Company maintains deposits in federally insured financial institutions in excess of federally insured limits. Management monitors the credit ratings and concentration of risk with these financial institutions on a continuing basis to safeguard cash deposits.

(7)

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2016 AND DECEMBER 31, 2015

Recent     Accounting Pronouncements – In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue From Contracts With Customers, which provides a single comprehensive accounting standard for revenue recognition for contracts with customers and supersedes current industry specific guidance, including FASB Accounting Standards Codification (ASC) 605-35. In August 2015, the FASB issued ASU 2015-14, Revenue From Contracts With Customers, which delays the effective date of ASU 2014-09 by one year while allowing for early adoption as of the original effective date. The Company plans to adopt the standard in 2019 in accordance with the provisions of ASU 2015-14. The new standard prescribes a five-step revenue recognition model that focuses on transfer of control and entitlement to consideration in determining the amount of revenue to be recognized. The guidance also significantly expands qualitative and quantitative disclosure requirements regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The Company is currently assessing the impact that the new standard will have on its financial statements.

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (ASU 2015-02). This guidance is effective for annual periods beginning after December 15, 2016, and interim periods beginning after December 15, 2017. Early adoption is permitted under a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption, or retrospectively. The Company is currently assessing the impact that the new standard will have on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, which addresses fundamental changes to how entities account for leases. Lessees will need to recognize a right-of-use asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short-term lease). The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustment, such as for initial direct costs. Additional disclosures for leases will also be required. The standard is effective for the Company in 2020. Early adoption is permitted. The new standard must be adopted using a modified retrospective transition, and provides for certain practical expedients. The Company is currently assessing the impact that the new standard will have on its financial statements.

In April 2016, the FASB issued ASU No. 2016-10, Revenue From Contracts With Customers: Identifying Performance Obligations and Licensing, which clarifies the guidance in ASU 2014-09 regarding assessing whether promises to transfer goods or services are distinct, and whether an entity’s promise to grant a license provides a customer with a right to use or right to access the entity’s intellectual property. The effective date and transition requirements for the amendments in this ASU are the same as the effective date and transition of ASU 2014-09, which will be effective for the Company for reporting periods beginning after December 15, 2017. The Company does not expect these amendments to have a material effect on its financial statements.

In May 2016, the FASB issued ASU No. 2016-12, Revenue From Contracts With Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. This update provides for amendments to ASU 2014-09, amending the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. Specifically, ASU 2016-12 clarifies that, for a contract to be considered completed at transition, all (or substantially all) of the revenue must have been recognized under legacy GAAP. In addition, ASU 2016- 12 clarifies how an entity should evaluate the collectability threshold and when an entity can recognize nonrefundable consideration received as revenue if an arrangement does not meet the standard’s contract criteria. The effective date and transition requirements for the amendments in this ASU are the same as the effective date and transition of ASU 2014-09, which will be effective for the Company for reporting periods beginning after December 15, 2017. The Company does not expect these amendments to have a material effect on its financial statements.

(8)

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2016 AND DECEMBER 31, 2015

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	June 30, 2016	December 31, 2015
	(Unaudited)

Major moveable	$ 3,859,100	$ 3,853,100
Equipment under capital leases	315,279	315,279
Computer equipment and software	159,797	125,407
Vehicles	116,467	116,467
	4,450,643	4,410,253
Less: accumulated depreciation	(1,967,798)	(1,774,361)

Total property and equipment, net	$ 2,482,845	$ 2,635,892

Depreciation and amortization expense was $193,439 and $465,870 for the six months ended June 30, 2016 and 2015, respectively.

NOTE 3 – LONG-TERM DEBT

Long-term debt consisted of the following:

	June 30, 2016	December 31, 2015
	(Unaudited)

Note payable to a bank, secured by certain assets of the
Company; monthly payments of $6,526 including interest at an
annual rate of 4.5%; final payment due in March 2018.	$ 131,340	$ 167,067

Note payable to a bank, secured by certain assets of the
Company; monthly payments of $7,653 including interest at an
annual rate of 7.6%; fully paid in June 2016.	0	680,142

Finance agreement with a financial institution, secured by the financed equipment and personal guarantee of the Company’s
President; monthly payments of $3,108 including interest at an
annual rate of 7.23%; final payment due in May 2020.	126,896	140,667

Finance agreement with a financial institution, secured by the financed equipment and personal guarantee of the Company’s
President; monthly payments of $226 including interest at an

(9)

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2016 AND DECEMBER 31, 2015

annual rate of 5.0%; final payment due in August 2020.	10,172	11,234

Note payable to a bank, secured by certain assets of the
Company; monthly payments of $2,801 including interest at an
annual rate of 4.5%; final payment due in September 2018.	71,732	86,696

Note payable to a bank, secured by certain assets of the
Company; monthly payments of $2,168 including interest at an
annual rate of 4.4%; final payment due in August 2018.	51,681	63,390

Note payable to a bank, secured by certain assets of the
Company; monthly payments of $4,307 including interest at an
annual rate of 4.4%; final payment due in November 2018.	114,330	137,308

Note payable to a bank, secured by certain assets of the
Company, monthly payments of $8,664 including interest at an
annual rate of 4.7%; final payment due in May 2019.	275,209	320,076

Note payable to a bank, secured by certain assets of the
Company; monthly payments of $4,314 including interest at an
annual rate of 4.0%; final payment due in July 2017.	50,664	75,249

Note payable to a bank, secured by certain assets of the
Company; monthly payments of $6,017 including interest at an
annual rate of 4.4%; final payment due in April 2020.	249,401	274,688

Note payable to a bank, secured by certain assets of the
Company; monthly payments of $10,933 including interest at an
annual rate of 3.9%; final payment due in May 2018.	231,856	292,297

Note payable to a bank, secured by certain assets of the
Company; monthly payments of $2,720 including interest at an
annual rate of 4.5%; final payment due in December 2020.	130,414	143,604

Note payable to a bank, secured by certain assets of the
Company; monthly payments of $8,170 including interest at an
annual rate of 4.0%; final payment due in June 2024.	670,000	0
	2,113,695	2,392,418
Less: current maturities	(638,805)	(595,212)

Total long-term debt, net of current portion	$ 1,474,890	$ 1,797,206

(10)

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2016 AND DECEMBER 31, 2015

Maturities of long-term debt are as follows:

For the Period Ending	Unaudited
June 30,	Amount

2017	$ 638,805
2018	573,337
2019	325,667
2020	201,366
2021	99,460
Thereafter	275,060

Total	$ 2,113,695

NOTE 4 – RETIREMENT PLAN

The Company has a 401(k) retirement plan (the “Plan”) that covers substantially all employees. Employees are eligible to participate in the Plan after 60 days of service. Employee participants can make contributions to the Plan up to the maximum allowed by the Plan, not to exceed the Internal Revenue Code limits.

The Company may make a discretionary matching contribution of each participant’s salary deferral amount. The Company’s match vests 20% after the second year of service and an additional 20% in subsequent years with 100% vesting occurring after six years of service. The Company did not make any discretionary matching contributions for the six months ended June 30, 2016 and 2015.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Litigation – From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the financial statements with respect to any matters.

Operating Leases – The Company leases real properties under noncancelable operating leases from its member with rental payments ranging from $5,862 to $35,450. The leases will mature in 2020. Rent expense for the six months ended June 30, 2016 and 2015 totaled $762,616 and $471,837, respectively (see Note 6).

Capital Leases – The Company has entered into certain leases which essentially transferred the risks of ownership and are accounted for as capital leases. At June 30, 2016, assets under capital leases amounted to $315,279 net of accumulated depreciation of $177,218. At December 31, 2015, assets under capital leases amounted to $315,279 net of accumulated depreciation of $151,628. Such assets are classified within property and equipment, net in the combined balance sheets. Depreciation on such assets using the straight-line method amounted to $25,591 during the six months ended June 30, 2016 and 2015, and are included in depreciation and amortization expense in the combined statements of operations.

(11)

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2016 AND DECEMBER 31, 2015

At June 30, 2016, the future minimum lease payments under capital leases and future payments required under noncancelable operating leases are presented as follows:

	(Unaudited)
For the Period Ending		Operating
June 30,	Capital Leases	Leases

2017	$ 59,743	$ 1,339,547
2018	38,489	1,358,318
2019	11,980	1,398,982
2020	0	1,440,920
2021	0	730,813
Total	110,212	$ 6,268,580
Less: amount representing interest	(5,897)

Present value of minimum lease
payments	$ 104,315

Current maturities	$ 55,610
Noncurrent maturities	48,705

Total	$ 104,315

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company leases real properties from its member under a noncancelable operating leases (see Note 5). At June 30, 2016 and December 31, 2015, the balance owed to the member related to the lease payments amounted to $1,606,823 and $1,109,113, respectively, and is presented as “due to related parties” in the combined balance sheets.

The Company paid various expenses on behalf of its member which are reported with the Company’s combined balance sheet as “due from related parties”. At June 30, 2016 and December 31, 2015, the balance outstanding amounted to $1,259,651 and $925,791, respectively.

NOTE 7 – SUBSEQUENT EVENTS

On August 1, 2016, Dr. L. Philipp Wall (Owner) and Northstar Healthcare Acquisitions, LLC (Buyer), executed an asset purchase agreement (the “Purchase Agreement”) whereby the Buyer acquires substantially all of the operating assets of the Company. Upon closing of this transaction, the Buyer will receive all of the operating assets of the Company, consisting of inventories, property and equipment, and certain intellectual property in exchange for an aggregate purchase price of approximately $22 million consisting of $17.5 million cash, $2.25 million worth of the Buyer’s common stock and $2.25 million in the form of a convertible promissory note between the Buyer and AZCMIS.

(12)

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2016 AND DECEMBER 31, 2015

In addition to receiving substantially all of the operating assets of the Company, the Buyer will assume liabilities related to the Company’s capital leases, accounts payable, nondebt liabilities arising post-closing, and all taxes related to the purchased assets from and after the date of signing. Certain assets and liabilities will remain with the Owner as described in more detail in the Purchase Agreement. The Buyer will make offers of employment to substantially all of the Company’s employees.

The transaction is subject to customary closing conditions. In the event that the transaction does not close within 90 days of the execution of the Purchase Agreement, the Owner shall be entitled to receive from Buyer liquidated damages in the amount of about $0.3 million.

Management has evaluated subsequent events through October 28, 2016, the date which the financial statements were available to be issued.

(13)